Exhibit 99.B(g)(3)

SEI INSTITUTIONAL MANAGED TRUST

AMENDMENT TO THE

MUTUAL FUND CUSTODY AGREEMENT

THIS AMENDMENT dated as of  the 23rd day of June, 2009, to the Mutual Fund Custody Agreement dated as of September 17, 2004, as amended (the “Custody Agreement”), is entered into by and between SEI Institutional Managed Trust, a Massachusetts business trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the list of portfolios set forth on Attachment C of the Custody Agreement; and

WHEREAS, Section 31 of the Custody Agreement allows for its amendment by mutual agreement of the parties;

NOW, THEREFORE, the parties agree as follows:

Attachment C of the Custody Agreement, is hereby superseded and replaced with Attachment C attached hereto.

Except to the extent supplemented hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SEI INSTITUTIONAL MANAGED TRUST	U.S. BANK, N.A.

By:	/s/ David F. McCann	By:	/s/ Michael R. McVoy

Printed Name:	David F. McCann	Printed Name: Michael R. McVoy

Title:	Vice President	Title: Vice President

ATTACHMENT C

to the

Custody Agreement — SEI Institutional Managed Trust

Portfolios of the Trust

Large Cap Fund
Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
Large Cap Diversified Alpha Fund
S&P 500 Index Fund
Small Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small Cap Fund
Small/Mid Cap Diversified Alpha Fund
Mid-Cap Fund
U.S. Managed Volatility Fund
Tax-Managed Managed Volatility Fund
Real Estate Fund
Enhanced Income Fund
Core Fixed Income Fund
U.S. Fixed Income Fund
High Yield Bond Fund
Real Return Fund
Prime Obligation Fund